Exhibit 23.01
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No.	Plan
33-59458	1988 Option Plan; Intuit Inc. 1993 Equity Incentive Plan; Non-Plan Officer Options
33-73222	Intuit Inc. 1993 Equity Incentive Plan; Chipsoft Plan
33-95040	Intuit Inc. 1993 Equity Incentive Plan; Personal News Options
333-16827	Intuit Inc. 1993 Equity Incentive Plan
333-16829	Intuit Inc. 1996 Directors Stock Option Plan; Intuit Inc. 1996 Employee Stock Purchase Plan
333-20361	Options to Purchase Common Stock
333-45277	Intuit Inc. 1996 Directors Stock Option Plan
333-45285	Intuit Inc. 1996 Employee Stock Purchase Plan
333-45287	Intuit Inc. 1993 Equity Incentive Plan
333-53322	Options Granted Under The Apps.Com, Inc. 1999 Equity Incentive Plan And Assumed By Intuit Inc.
333-53324	Options Granted Under The EmployeeMatters, Inc. 1999 Stock Option Plan And Assumed By Intuit Inc.
333-51692	Intuit Inc. 1996 Employee Stock Purchase Plan
333-51694	Intuit Inc. 1993 Equity Incentive Plan
333-51696	Intuit Inc. Stock Option Agreements
333-51698	Intuit Inc. 1996 Directors Stock Option Plan
333-51700	Intuit Inc. Restricted Stock Purchase Agreements
333-68851	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions
333-71099	Intuit Inc. 1993 Equity Incentive Plan
333-71101	Intuit Inc. 1996 Directors Stock Option Plan
333-71103	Intuit Inc. 1996 Employee Stock Purchase Plan
333-78041	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions
333-81324	Intuit Inc. 1996 Directors Stock Option Plan
333-81328	Intuit Inc. 1996 Employee Stock Purchase Plan
333-81446	Intuit Inc. 2002 Equity Incentive Plan
333-84385	Options Granted Under The Boston Light Software Corp. 1999 Amended And Restated Option/Stock Issuance Plan and Assumed By Intuit Inc.

Form S-8 No.	Plan
333-91056	Options Granted Under CBS Employer Services, Inc. 2000 Stock Option/Stock Issuance Plan and Assumed By Intuit Inc.
333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan
333-92515	Intuit Inc. 1996 Directors Stock Plan
333-92517	Intuit Inc. 1993 Equity Incentive Plan
333-102213	Intuit Inc. 2002 Equity Incentive Plan; Intuit Inc. 1996 Employee Stock Purchase Plan; Intuit Inc. 1996 Director Stock Option Plan
333-112140	Intuit Inc. 1996 Employee Stock Purchase Plan
333-112170	Intuit Inc. 2005 Equity Incentive Plan
We also consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-50417, 333-63739 and 333-54610, and Form S-4 No. 333-71097) of our reports dated September 21, 2005, with respect to the consolidated financial statements and schedule of Intuit Inc., Intuit Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intuit Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2005.
/s/ ERNST & YOUNG LLP
San Francisco, California
September 21, 2005